Exhibit (a)(1)(I)

FORM OF COMMUNICATION TO OPTIONHOLDERS

REJECTING THE ELECTION FORM UNDER THE EXCHANGE OFFER

Date:
To:
From:	UBS Financial Services Inc.
Re:	Rejected Election Form Under Exchange Offer

The Election Form you submitted under the Exchange Offer was not accepted for the following reason(s):

☐  improper signature

☐  incomplete information

☐  inaccurate stock option information

☐  other: ________________________________________________________________________________________

If you wish to participate in the Exchange Offer, please properly complete and execute the Election Form attached in this email and deliver the document to UBS Financial Services Inc. so that it is received before 2:00 p.m., Pacific Time, on September 9, 2008 (or such later date as may apply if this Exchange Offer is extended by VMware), by one of the following means:

By Facsimile

UBS

Attention: The Greco Group

Facsimile: (860) 547-1997

By Email

Email a scanned or PDF copy to: SH-WMUS-VMWExchange@ubs.com

By Hand Delivery

Please see the “UBS Availability: Locations and Times” schedule which details where and when a UBS representative will be available on site for you to drop off your Election Form.

Please ensure that you receive a confirmation of receipt from UBS after you submit your revised Election Form. If you do not receive a confirmation of receipt of your Election Form from UBS via email within two business days after the date you submitted it to UBS, or if you submit your Election Form less than two business days before September 9, 2008, please contact UBS, by phone at (860) 727-1515 or by email at SH-WMUS-VMWExchange@ubs.com to confirm that UBS has received your Election Form.

If we do not receive a properly completed and signed Election Form from you before the expiration of the Exchange Offer at 2:00 p.m., Pacific Time, on September 9, 2008, all Eligible Options currently held by you will remain outstanding according to their existing terms.

You should direct questions about the Exchange Offer or requests for assistance to:

The Greco Group at UBS at 860-727-1515;

Elizabeth Moore, Stock Plan Manager at 650-842-8841; or

Gary Wells, Stock Administrator at 650-427-5153.

Capitalized terms used in this communication are described and defined in the Offer to Exchange Certain Outstanding Stock Options for New Stock Options, dated August 11, 2008.